Exhibit 99.6

Signature Bank of Georgia SHAREHOLDER ADDRESS VOTE BY INTERNET – cleartrustonline.com/vote-here Vote online up until 11:59 p.m. local time on November 18, 2025. Have your proxy card in hand when you access the web site and enter your control number (below) to vote your proxy online. VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ClearTrust LLC, 16540 Pointe Village Dr, Suite 210, Lutz, FL 33558. CONTROL # SHARES: XXXXX CONTROL TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS To approve the Agreement and Plan of Merger, dated July 13, 2025, by and among First Community Corporation, First Community Bank, and Signature Bank of Georgia, pursuant to which Signature Bank of Georgia will merge with and into First Community Bank, with First Community Bank surviving the merger, and the transactions contemplated thereby, including the merger. For the Proposal Against the Proposal Abstain To authorize management to adjourn the Special Meeting to a later date, if necessary, to allow additional time to solicit votes needed to approve Proposal 1 above. For the Proposal Against the Proposal Abstain THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Your Vote is Important Vote online at cleartrustonline.com/vote-here OR Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible. Signature Bank of Georgia Revocable Proxy THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS The undersigned hereby appoints Freddie J. Deutsch and Jonathan Been, or either of them, each with full powers of substitution, proxy to vote all shares of the common stock of Signature Bank of Georgia (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at 6065 Roswell Road, Suite 110 Sandy Springs, GA 30328 on November 19, 2025 beginning at 2:00 p.m., and at any adjournment or postponement thereof. The undersigned shareholder may revoke this Proxy at any time before it is voted by filing with the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. Continued and to be signed on the reverse side